UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 10, 2026

INVECH HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-25553	41-4348617
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7963 Broadwing Drive

Las Vegas, NV 89084

(Address of Principal Executive Offices) (Zip Code)

(725) 200-0178

(Registrant’s Telephone Number, Including Area Code)

1603 Capitol Ave

Suite 413 PMB 1777

Cheyenne, WY 82001

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	IVHI	OTC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INVECH HOLDINGS, INC.

CURRENT REPORT

FORM 8-K

Item 5.01 Changes in Control of Registrant.

On August 10, 2026, Stephen Ken Adair (“Adair”), the then-controlling shareholder of Invech Holdings, Inc. (the “Company”), entered into two separate Stock Purchase Agreements with Angel Javier Perez Jimenez (“Perez Jimenez”) providing for the sale and transfer of Adair’s controlling equity interests in the Company.

Pursuant to the first Stock Purchase Agreement, Adair agreed to sell and transfer to Perez Jimenez 88,000,000 shares of the Company’s common stock, par value $0.001 per share, at a purchase price of $0.0033 per share, for an aggregate purchase price of $290,400.00. Pursuant to the second Stock Purchase Agreement, Adair agreed to sell and transfer to Perez Jimenez 300,000 shares of the Company’s Series A Preferred Stock at a purchase price of $0.0033 per share, for an aggregate purchase price of $990.00, together with all rights, preferences, privileges and voting rights associated with such shares. The aggregate consideration payable by Perez Jimenez to Adair under the two Stock Purchase Agreements was $291,390.00. No portion of the purchase price was payable to the Company.

On August 24, 2026, the transfer of the 88,000,000 shares of Common Stock and 300,000 shares of Series A Preferred Stock to Perez Jimenez was completed and reflected on the records of the Company’s transfer agent. As a result of the completion of those transfers, Perez Jimenez became the controlling shareholder of the Company.

The foregoing descriptions of the Stock Purchase Agreements are summaries only and are qualified in their entirety by reference to the full text of the documents filed as exhibits to this Current Report on Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

Effective August 10, 2026, Stephen Ken Adair resigned from all positions held with the Company, including as President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and sole Director. Mr. Adair’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Effective August 10, 2026, Angel Javier Perez Jimenez, age 32, was appointed to serve as the Company’s President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and sole Director. Mr. Perez Jimenez accepted each such appointment effective as of the same date.

Mr. Perez Jimenez is an industrial engineer with experience in operations management, process optimization, productivity, logistics and continuous improvement. Since 2021, he has served as a Process & Operations Engineer with Ingeniería Virwatt, C.A. in Caracas, Venezuela, where his responsibilities include analyzing and monitoring operational and engineering processes, developing and tracking key performance indicators, supporting project planning and maintenance activities, identifying opportunities for process improvement, preparing technical and operational reports, and coordinating activities among technical personnel, suppliers and clients. From 2019 to 2020, Mr. Perez Jimenez served as a Process & Production Analyst with Soporte Industrial Ingeniería y Consultoría S.A.S. in Cúcuta, Colombia, where he analyzed operational and production data, monitored production targets, supported planning and scheduling activities, and assisted with process documentation and continuous improvement projects. Mr. Perez Jimenez received a Bachelor’s Degree in Industrial Engineering from Universidad de Santander (UDES) in Cúcuta, Colombia in 2018. The appointments were made in connection with the change in control described under Item 5.01 above. The Company has not entered into an employment agreement or other compensatory arrangement with Mr. Perez Jimenez in connection with his appointment.

There are no family relationships between Mr. Perez Jimenez and any director or executive officer of the Company.

Other than the Stock Purchase Agreements and the transactions described in this Current Report, there are no transactions involving Mr. Perez Jimenez that are required to be disclosed pursuant to Item 404(a) of Regulation S-K, and there is no arrangement or understanding between Mr. Perez Jimenez and any other person pursuant to which he was selected as an officer or director of the Company.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Common Stock Purchase Agreement dated August 10, 2026 between Stephen Ken Adair and Angel Javier Perez Jimenez.
10.2	Preferred Stock Purchase Agreement dated August 10, 2026 between Stephen Ken Adair and Angel Javier Perez Jimenez.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 15, 2026

INVECH HOLDINGS, INC.

By:	/s/ Angel Javier Perez Jimenez
Name:	Angel Javier Perez Jimenez
Title:	Chief Executive Officer

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